                                                                   EXHIBIT 99.01

CONTACTS:             INVESTORS                           MEDIA
                      Linda Fellows, VP, Treasurer        Heather McLellan
                      Intuit Inc.                         Intuit Inc.
                      (650) 944-5436                      (650) 944-3501
                                                          or
                                                          Jennifer Fellner
                                                          Access PR for Intuit
                                                          (415) 844-6275

FOR IMMEDIATE RELEASE

              INTUIT'S THIRD-QUARTER 2003 REVENUE GROWS 29 PERCENT

           TurboTax Growth Outpaces Category for Federal Tax Software

MOUNTAIN VIEW, CALIF. -- MAY 14, 2003 -- Intuit Inc. (NASDAQ: INTU) today announced results for its third fiscal quarter, which ended April 30, 2003.

    - REVENUE OF $634.7 MILLION INCREASED 29 PERCENT from the third quarter of fiscal 2002. Growth was driven primarily by strong gains in Intuit's TurboTax business as an increasing portion of consumer tax revenue shifted from the second to the third quarter. Intuit's Small Business Products and Services business also had strong year-over-year growth.

    - INTUIT'S THIRD-QUARTER PRO FORMA NET INCOME FROM CONTINUING OPERATIONS WAS $220.3 MILLION, UP 46 PERCENT from the year-earlier period. Pro forma diluted earnings per share of $1.05 was up 52 percent over the year-ago period. (See Table B1 for a reconciliation of pro forma financial measures to the most directly comparable GAAP financial measures.)

    - ON A GAAP BASIS, INTUIT HAD NET INCOME OF $294.0 MILLION, UP 103 PERCENT from $144.5 million in the year-earlier period. This represents $1.40 per diluted share, up 109 percent from $0.67 per share in the third quarter of fiscal 2002. This quarter's GAAP results benefited from stronger revenue growth as well as a $71.0 million after-tax gain on the sale of its Japanese subsidiary.

    "Intuit is a strong, growing and profitable company, as evidenced again by our solid quarterly results," said Steve Bennett, Intuit's president and chief executive officer. "We have a great portfolio of businesses with tremendous growth opportunities. And we're working to improve our execution and getting better every day."

BUSINESS UNIT REVENUE GROWTH

    - TURBOTAX REVENUE OF $313.1 MILLION WAS UP 28 PERCENT from the third quarter of fiscal 2002. Year-to-date TurboTax revenue of $414.4 million was up 24 percent.

    - REVENUE FROM INTUIT'S PROFESSIONAL ACCOUNTING SOLUTIONS BUSINESS INCREASED 12 PERCENT over the third quarter of fiscal 2002 to $81.2 million.

    - INTUIT'S SMALL BUSINESS PRODUCTS AND SERVICES REVENUE INCREASED 41 PERCENT over the year-ago quarter to $114.7 million. This unit includes payroll, supplies, technical support and information technology solutions.

    - QUICKBOOKS REVENUE GREW 12 PERCENT over the third-quarter of fiscal 2002 to $55.2 million as Intuit continues to execute its Right for My Business strategy. Revenue has increased 18 percent year-to-date.

    - INTUIT'S VERTICAL BUSINESS MANAGEMENT SOLUTIONS UNIT CONTRIBUTED $25.7 MILLION in revenue in the third quarter, a 7 percent increase over the revenue those companies generated in the year-earlier period.

    - REVENUE FROM OTHER BUSINESSES, WHICH INCLUDES QUICKEN AND CANADA, WAS $44.8 MILLION, up 16 percent over third-quarter fiscal 2002.

INTUIT COMPLETES ANOTHER SUCCESSFUL TURBOTAX SEASON

        Intuit completed another strong tax season, with revenue up 28 percent for the quarter and 24 percent year-to-date. Total paid TurboTax federal units were 8.5 million, up 12 percent over last season. According to the IRS, individual returns prepared by software -- both on the desktop and Web -- grew only 8 percent, slower than Intuit's growth.

        "All in all, this was a solid tax season for us," said Bennett. "We grew faster than the industry and were successful in driving customers to new, higher-end offerings, though product activation didn't perform as we'd expected. Intuit has a long heritage of doing right by customers, and some of our customers didn't have the great experience they expect from Intuit. In addition, we didn't get the revenue and profit growth we expected. Therefore, we've decided to discontinue product activation next season." Bennett noted that next year, the company would include in-product technology to unlock marketing and trial versions of TurboTax products.

FORWARD-LOOKING GUIDANCE FOR FOURTH-QUARTER AND FISCAL 2003
Intuit's guidance for the fourth quarter of fiscal 2003 is:

    - Revenue of $240 million-$250 million, or year-over-year growth of 28-34 percent. The company expects the following revenue ranges for its businesses:

            -  QuickBooks: $53 million-$58 million.
            -  Small Business Services: $112 million-$120 million.
            -  TurboTax: $5 million-$8 million
            -  Professional Accounting Solutions: $6 million-$8 million
            -  Verticals: $24 million-$28 million
            -  Other: $30 million-$33 million

    - A pro forma operating loss of $30 million-$35 million and a GAAP operating loss of $41 million-$46 million.

    - A pro forma net loss per diluted share of $0.06-$0.09 and a GAAP net loss per diluted share of $0.10-$0.13.

Adding fourth-quarter guidance to Intuit's actual results from the first three quarters, Intuit's guidance for fiscal 2003 is:

    - Revenue of $1.65 billion-$1.66 billion, or year-over-year growth of 25-26 percent.

    - Pro forma operating income of $395 million-$400 million, or growth of 44-46 percent over fiscal 2002. This corresponds to GAAP operating income of $338 million-$343 million.

    - Pro forma EPS of $1.36-$1.39, or year-over-year growth of 48-51 percent. This corresponds to GAAP EPS of $1.61-$1.64. Pro forma EPS guidance has been adjusted to reflect the strength of third-quarter results.

FORWARD-LOOKING GUIDANCE FOR FISCAL 2004

Intuit also provided its guidance for fiscal 2004, which begins Aug. 1, 2003:

    - Revenue of $1.85 billion-$1.95 billion, or year-over-year growth of approximately 12-18 percent. Intuit's fiscal 2003 year-over-year revenue growth benefits from acquisitions the company made the prior year.

    - Pro forma operating income of $480 million-$510 million, or growth of approximately 21-28 percent over fiscal 2003. On a GAAP basis, operating income is expected to be $449 million-$479 million, or growth of approximately 32-41 percent over fiscal 2003.

    - Pro forma diluted earnings per share of $1.57-$1.67, or growth of approximately 14-21 percent over fiscal 2003. On a GAAP basis, diluted EPS is expected to be $1.47-$1.57, down approximately 3-10 percent from fiscal 2003. Fiscal 2003 GAAP EPS includes net income and gains from discontinued operations of nearly $80 million, which is not anticipated to recur in fiscal 2004.

ABOUT PRO FORMA, OR NON-GAAP, FINANCIAL MEASURES

Intuit computes its pro forma, or non-GAAP, financial measures using the same consistent method from quarter to quarter and year to year. Pro forma operating income excludes acquisition-related charges, such as amortization of goodwill and intangibles and impairment charges, as well as amortization of purchased software and charges for purchased research and development. Pro forma net income and diluted earnings per share exclude discontinued operations, gains and losses on marketable securities and other investments, as well as the tax effects of these transactions. These pro forma financial measures are not prepared in accordance with generally accepted accounting principles and likely are different from non-GAAP or pro forma financial measures used by other companies. The accompanying tables and fact sheet have more details on Intuit's historical performance and financial projections, the GAAP financial measures that are most directly comparable to Intuit's pro forma financial measures, and the reconciliations of pro forma financial measures to GAAP.

CONFERENCE CALL SCRIPTS AND DIAL-IN INFORMATION

The script that accompanies the Intuit earnings conference call and a live audio Web-cast of the call is available at www.intuit.com/company/investors. This press release, including the tables, is available at that site and any other supplemental financial and statistical information required to be posted, including pro forma reconciliations, will be posted to that site.

The conference call number is 800-615-5585 (706-679-0331 from international locations). The call begins today at 1:30 p.m. pacific time. No reservation or access code is needed. Those planning to listen to the conference call should download the script before the call begins. A replay of the call will be available for one week by calling 800-642-1687 (706-645-9291 for international locations). The reservation number is 186346.

CAUTIONS ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements about future financial results and other events that have not yet occurred, including guidance about Intuit's expected results for the remainder of fiscal 2003 and for fiscal 2004. Statements with words like "expects," "anticipates" or "believes," and statements in the future tense, are forward-looking statements. Actual results may differ materially from Intuit's expressed expectations because of risks and uncertainties about the future. Some of the important factors that could cause Intuit's results to differ are listed below. More details about these and other risks are included in Intuit's SEC filings and at www.intuit.com/company/investors/considerations.html. The company does not intend to update the information in this press release if any forward-looking statement later turns out to be inaccurate.

    - Seasonality causes significant quarterly fluctuations in Intuit's revenue and net income.

    - The reconciliation of the forward-looking pro forma financial measures to their most directly comparable GAAP financial measure includes all information reasonably available to Intuit at the date of this press release. The adjustments are those that management can predict. Intuit's pro forma financial measures exclude acquisition-related charges, discontinued operations and gains and losses on marketable securities. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable securities.

    - Actual product returns may exceed product return reserves, particularly for Intuit's tax preparation software.

    - If Intuit fails to maintain reliable and responsive service levels for its electronic tax offerings or customer support function, it could lose revenue and customers.

    - Integrating acquired businesses creates challenges for Intuit's operational, financial and management information systems. If Intuit is unable to adequately address these and other issues presented by acquisitions, Intuit may not fully realize the intended benefits of its acquisitions.

    - Expansion of Intuit's product and service offerings requires Intuit to develop and enhance more and increasingly complex products, market and sell higher-priced products and services and distribute and support an expanding portfolio of products and services. It also increases the number and complexity of Intuit's revenue models. If Intuit is unable to support its expanded businesses, they may not achieve sustainable financial viability or broad customer acceptance.

    - Intuit faces competitive pressures in all of its businesses, which can have a negative impact on its revenue, profitability and market position.

    - Acquisition-related charges can substantially reduce Intuit's net income, and cause significant fluctuations in net income.

    - Risks related to Intuit's distribution channels include challenges in negotiating favorable terms with retailers and the negative effect of the current economic environment on retail sales. In addition, expansion of certain of Intuit's product and service offerings requires Intuit to develop and manage a direct sales organization, which is a new distribution method for Intuit.

    - If Intuit does not provide accurate and timely services in its employer services businesses, it faces potential liability to customers, additional expense to correct product errors and loss of customers.

    - Revenue growth for Intuit's vertical business management solutions is subject to risks such as the negative impact of the current economic environment and the potential disruption to the businesses during the acquisition integration process.

    - If revenue from consumer tax products continues to shift to the third fiscal quarter, there will be increased uncertainty for the full tax season.

    - Risks relating to customer privacy and security and increasing governmental regulation could hinder the growth of Intuit's businesses.

                                    TABLE A1
                                   INTUIT INC.
              GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                 THREE MONTHS ENDED           NINE MONTHS ENDED
                                                                      APRIL 30,                   APRIL 30,
                                                              -------------------------   --------------------------
                                                                 2002           2003         2002           2003
                                                              -----------   -----------   -----------    -----------
Net revenue:
  Products                                                    $   326,712   $   391,613   $   850,881    $   998,646
  Services                                                        150,107       225,984       227,057        356,936
  Other                                                            14,333        17,101        47,440         50,064
                                                              -----------   -----------   -----------    -----------
Total net revenue                                                 491,152       634,698     1,125,378      1,405,646
Costs and expenses:
  Cost of revenue:
    Products, services and other                                   67,441        88,706       233,696        274,403
    Amortization of purchased software                              1,565         3,662        10,442         10,157
  Customer service and technical support                           42,499        46,044       128,484        141,265
  Selling and marketing                                            72,834        83,108       203,846        255,725
  Research and development                                         50,814        62,002       149,636        192,209
  General and administrative                                       26,840        34,243        81,827        112,264
  Charge for purchased research and development                        --            --            --          8,859
  Charge for vacant facilities                                     13,237            --        13,237             --
  Acquisition-related charges (iii)                                37,516         8,406       140,515         27,015
  Loss on impairment of long-lived asset                               --            --        27,000             --
                                                              -----------   -----------   -----------    -----------
    Total costs and expenses                                      312,746       326,171       988,683      1,021,897
                                                              -----------   -----------   -----------    -----------
Income from continuing operations                                 178,406       308,527       136,695        383,749
Interest and other income                                           7,184         8,193        24,647         24,749
Gains (losses) on marketable securities and other
  investments, net                                                  1,356         7,014        (9,266)        10,094
Gain on divestiture                                                 8,308            --         8,308             --
                                                              -----------   -----------   -----------    -----------
Income from continuing operations before income taxes             195,254       323,734       160,384        418,592
Income tax provision (i)                                           62,552       100,766        31,092        130,702
                                                              -----------   -----------   -----------    -----------
Income from continuing operations                                 132,702       222,968       129,292        287,890
Discontinued operations, net of income taxes (iv) and (v):
  Net income from Quicken Loans discontinued operations             9,918            --        36,387             --
  Gain on disposal of Quicken Loans discontinued operations            --            --            --          5,556
  Net income from Intuit KK discontinued operations                 1,861            --         6,243          3,267
  Gain on disposal of Intuit KK discontinued operations                --        71,009            --         71,009
                                                              -----------   -----------   -----------    -----------
Net income from discontinued operations                            11,779        71,009        42,630         79,832
                                                              -----------   -----------   -----------    -----------
Net income                                                    $   144,481   $   293,977   $   171,922    $   367,722
                                                              ===========   ===========   ===========    ===========

Basic net income per share from continuing operations         $      0.63   $      1.08   $      0.61    $      1.39
Basic net income per share from discontinued operations              0.05          0.35          0.20           0.39
                                                              -----------   -----------   -----------    -----------
Basic net income per share                                    $      0.68   $      1.43   $      0.81    $      1.78
                                                              ===========   ===========   ===========    ===========
Shares used in basic per share amounts                            211,614       205,709       211,724        206,452
                                                              ===========   ===========   ===========    ===========

Diluted net income per share from continuing operations       $      0.62   $      1.06   $      0.59    $      1.35
Diluted net income per share from discontinued operations            0.05          0.34          0.20           0.38
                                                              -----------   -----------   -----------    -----------
Diluted net income per share                                  $      0.67   $      1.40   $      0.79    $      1.73
                                                              ===========   ===========   ===========    ===========
Shares used in diluted per share amounts                          217,173       210,448       217,667        212,446
                                                              ===========   ===========   ===========    ===========

                                    TABLE A2
                                   INTUIT INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                             THREE MONTHS ENDED        NINE MONTHS ENDED
                                                  APRIL 30,                 APRIL 30,
                                           -----------------------   -----------------------
                                              2002         2003         2002         2003
                                           ----------   ----------   ----------   ----------
Net revenue:
  Products                                 $  326,712   $  391,613   $  850,881   $  998,646
  Services                                    150,107      225,984      227,057      356,936
  Other                                        14,333       17,101       47,440       50,064
                                           ----------   ----------   ----------   ----------
Total net revenue                             491,152      634,698    1,125,378    1,405,646
Costs and expenses:
  Cost of revenue:
    Products, services and other               67,441       88,706      233,696      274,403
  Customer service and technical support       42,499       46,044      128,484      141,265
  Selling and marketing                        72,834       83,108      203,846      255,725
  Research and development                     50,814       62,002      149,636      192,209
  General and administrative                   26,840       34,243       81,827      112,264
  Charge for vacant facilities                 13,237           --       13,237           --
                                           ----------   ----------   ----------   ----------
    Total costs and expenses                  273,665      314,103      810,726      975,866
                                           ----------   ----------   ----------   ----------
Income from operations                        217,487      320,595      314,652      429,780
Interest and other income                       7,184        8,193       24,647       24,749
                                           ----------   ----------   ----------   ----------
Income before income taxes                    224,671      328,788      339,299      454,529
Income tax provision                           74,141      108,500      111,969      149,995
                                           ----------   ----------   ----------   ----------
Net income                                 $  150,530   $  220,288   $  227,330   $  304,534
                                           ==========   ==========   ==========   ==========

Basic net income per share                 $     0.71   $     1.07   $     1.07   $     1.48
                                           ==========   ==========   ==========   ==========
Shares used in basic per share amount         211,614      205,709      211,724      206,452
                                           ==========   ==========   ==========   ==========

Diluted net income per share               $     0.69   $     1.05   $     1.04   $     1.43
                                           ==========   ==========   ==========   ==========
Shares used in diluted per share amount       217,173      210,448      217,667      212,446
                                           ==========   ==========   ==========   ==========


THE PRO FORMA OR NON-GAAP FINANCIAL MEASURES ABOVE SHOULD NOT BE CONSIDERED AS A SUBSTITUTE FOR, OR SUPERIOR TO, MEASURES OF FINANCIAL PERFORMANCE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"). THESE PRO FORMA FINANCIAL MEASURES ARE NOT PREPARED IN ACCORDANCE WITH GAAP AND LIKELY ARE DIFFERENT FROM PRO FORMA FINANCIAL MEASURES USED BY OTHER COMPANIES. INTUIT'S MANAGEMENT BELIEVES THAT THESE PRO FORMA FINANCIAL MEASURES PROVIDE MEANINGFUL SUPPLEMENTAL INFORMATION REGARDING INTUIT'S CORE OPERATING RESULTS BECAUSE THEY EXCLUDE AMOUNTS THAT ARE NOT NECESSARILY RELATED TO INTUIT'S CORE OPERATING RESULTS. INTUIT'S MANAGEMENT REFERS TO THESE PRO FORMA FINANCIAL MEASURES IN ASSESSING THE PERFORMANCE OF INTUIT'S ONGOING OPERATIONS AND FOR PLANNING AND FORECASTING IN FUTURE PERIODS. THESE PRO FORMA FINANCIAL MEASURES ALSO FACILITATE MANAGEMENT'S INTERNAL COMPARISONS TO INTUIT'S HISTORICAL OPERATING RESULTS. IN ADDITION, INTUIT HAS HISTORICALLY REPORTED SIMILAR PRO FORMA FINANCIAL MEASURES AND BELIEVES THAT THE INCLUSION OF COMPARATIVE NUMBERS PROVIDES CONSISTENCY IN ITS FINANCIAL REPORTING. INTUIT COMPUTES PRO FORMA FINANCIAL MEASURES USING THE SAME CONSISTENT METHOD FROM QUARTER TO QUARTER AND YEAR TO YEAR. SEE TABLES B1 AND B2 FOR RECONCILIATIONS OF THESE PRO FORMA FINANCIAL MEASURES TO GAAP.

                                    TABLE B1
                                   INTUIT INC.
                 RECONCILIATION OF PRO FORMA FINANCIAL MEASURES
        TO GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (ii)-(v)
                      (In thousands, except per share data)
                                   (Unaudited)

                                                        THREE MONTHS ENDED                 THREE MONTHS ENDED
                                                          APRIL 30, 2002                     APRIL 30, 2003
                                                ----------------------------------   ----------------------------------
                                                   PRO                                  PRO
                                                  FORMA       ADJMTS        GAAP       FORMA      ADJMTS         GAAP
                                                ---------   ---------    ---------   ---------   ---------    ---------
Net revenue:
  Products                                      $ 326,712   $      --    $ 326,712   $ 391,613   $      --    $ 391,613
  Services                                        150,107          --      150,107     225,984          --      225,984
  Other                                            14,333          --       14,333      17,101          --       17,101
                                                ---------   ---------    ---------   ---------   ---------    ---------
Total net revenue                                 491,152          --      491,152     634,698          --      634,698
Costs and expenses:
  Cost of revenue:
    Products, services and other                   67,441          --       67,441      88,706          --       88,706
    Amortization of purchased software                 --       1,565        1,565          --       3,662        3,662
  Customer service and technical support           42,499          --       42,499      46,044          --       46,044
  Selling and marketing                            72,834          --       72,834      83,108          --       83,108
  Research and development                         50,814          --       50,814      62,002          --       62,002
  General and administrative                       26,840          --       26,840      34,243          --       34,243
  Charge for purchased research and
    development                                        --          --           --          --          --           --
  Charge for vacant facilities                     13,237          --       13,237          --          --           --
  Acquisition-related charges                          --      37,516       37,516          --       8,406        8,406
  Loss on impairment of long-lived asset               --          --           --          --          --           --
                                                ---------   ---------    ---------   ---------   ---------    ---------
    Total costs and expenses                      273,665      39,081      312,746     314,103      12,068      326,171
                                                ---------   ---------    ---------   ---------   ---------    ---------
Income from continuing operations                 217,487     (39,081)     178,406     320,595     (12,068)     308,527
Interest and other income                           7,184          --        7,184       8,193          --        8,193
Gains (losses) on marketable securities
  and other investments, net                           --       1,356        1,356          --       7,014        7,014
Gain on divestiture                                    --       8,308        8,308          --          --           --
                                                ---------   ---------    ---------   ---------   ---------    ---------
Income from continuing operations
  before income taxes                             224,671     (29,417)     195,254     328,788      (5,054)     323,734
Income tax provision                               74,141     (11,589)      62,552     108,500      (7,734)     100,766
                                                ---------   ---------    ---------   ---------   ---------    ---------
Income from continuing operations                 150,530     (17,828)     132,702     220,288       2,680      222,968
Discontinued operations, net of income taxes:
  Net income from Quicken Loans
    discontinued operations                            --       9,918        9,918          --          --           --
  Gain on disposal of Quicken Loans
    discontinued operations                            --          --           --          --          --           --
  Net income from Intuit KK
    discontinued operations                            --       1,861        1,861          --          --           --
  Gain on disposal of Intuit KK
    discontinued operations                            --          --           --          --      71,009       71,009
                                                ---------   ---------    ---------   ---------   ---------    ---------
Net income from discontinued operations                --      11,779       11,779          --      71,009       71,009
                                                ---------   ---------    ---------   ---------   ---------    ---------
Net income                                      $ 150,530   $  (6,049)   $ 144,481   $ 220,288   $  73,689    $ 293,977
                                                =========   =========    =========   =========   =========    =========

Basic net income per share from
  continuing operations                         $    0.71                $    0.63   $    1.07                $    1.08
Basic net income per share from
  discontinued operations                              --                     0.05          --                     0.35
                                                ---------                ---------   ---------                ---------
Basic net income per share                      $    0.71                $    0.68   $    1.07                $    1.43
                                                =========                =========   =========                =========
Shares used in basic per share amounts            211,614                  211,614     205,709                  205,709
                                                =========                =========   =========                =========

Diluted net income per share from
  continuing operations                         $    0.69                $    0.62   $    1.05                $    1.06
Diluted net income per share from
  discontinued operations                              --                     0.05          --                     0.34
                                                ---------                ---------   ---------                ---------
Diluted net income per share                    $    0.69                $    0.67   $    1.05                $    1.40
                                                =========                =========   =========                =========
Shares used in diluted per share amounts          217,173                  217,173     210,448                  210,448
                                                =========                =========   =========                =========


THE PRO FORMA OR NON-GAAP FINANCIAL MEASURES ABOVE SHOULD NOT BE CONSIDERED AS A SUBSTITUTE FOR, OR SUPERIOR TO, MEASURES OF FINANCIAL PERFORMANCE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"). THESE PRO FORMA FINANCIAL MEASURES ARE NOT PREPARED IN ACCORDANCE WITH GAAP AND LIKELY ARE DIFFERENT FROM PRO FORMA FINANCIAL MEASURES USED BY OTHER COMPANIES. INTUIT'S MANAGEMENT BELIEVES THAT THESE PRO FORMA FINANCIAL MEASURES PROVIDE MEANINGFUL SUPPLEMENTAL INFORMATION REGARDING INTUIT'S CORE OPERATING RESULTS BECAUSE THEY EXCLUDE AMOUNTS THAT ARE NOT NECESSARILY RELATED TO INTUIT'S CORE OPERATING RESULTS. INTUIT'S MANAGEMENT REFERS TO THESE PRO FORMA FINANCIAL MEASURES IN ASSESSING THE PERFORMANCE OF INTUIT'S ONGOING OPERATIONS AND FOR PLANNING AND FORECASTING IN FUTURE PERIODS. THESE PRO FORMA FINANCIAL MEASURES ALSO FACILITATE MANAGEMENT'S INTERNAL COMPARISONS TO INTUIT'S HISTORICAL OPERATING RESULTS. IN ADDITION, INTUIT HAS HISTORICALLY REPORTED SIMILAR PRO FORMA FINANCIAL MEASURES AND BELIEVES THAT THE INCLUSION OF COMPARATIVE NUMBERS PROVIDES CONSISTENCY IN ITS FINANCIAL REPORTING. INTUIT COMPUTES PRO FORMA FINANCIAL MEASURES USING THE SAME CONSISTENT METHOD FROM QUARTER TO QUARTER AND YEAR TO YEAR. SEE NOTES II THROUGH V FOR DETAILS.

                                    TABLE B2
                                   INTUIT INC.
                 RECONCILIATION OF PRO FORMA FINANCIAL MEASURES
        TO GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (ii)-(v)
                      (In thousands, except per share data)
                                   (Unaudited)

                                                          NINE MONTHS ENDED                          NINE MONTHS ENDED
                                                            April 30, 2002                             APRIL 30, 2003
                                               ----------------------------------------    ----------------------------------------
                                                   PRO                                         PRO
                                                  FORMA         ADJMTS         GAAP           FORMA         ADJMTS          GAAP
                                               -----------   -----------    -----------    -----------   -----------    -----------
Net revenue:
  Products                                     $   850,881   $        --    $   850,881    $   998,646   $        --    $   998,646
  Services                                         227,057            --        227,057        356,936            --        356,936
  Other                                             47,440            --         47,440         50,064            --         50,064
                                               -----------   -----------    -----------    -----------   -----------    -----------
Total net revenue                                1,125,378            --      1,125,378      1,405,646            --      1,405,646
Costs and expenses:
  Cost of revenue:
    Products, services and other                   233,696            --        233,696        274,403            --        274,403
    Amortization of purchased software                  --        10,442         10,442             --        10,157         10,157
  Customer service and technical support           128,484            --        128,484        141,265            --        141,265
  Selling and marketing                            203,846            --        203,846        255,725            --        255,725
  Research and development                         149,636            --        149,636        192,209            --        192,209
  General and administrative                        81,827            --         81,827        112,264            --        112,264
  Charge for purchased research and
    development                                         --            --             --             --         8,859          8,859
  Charge for vacant facilities                      13,237            --         13,237             --            --             --
  Acquisition-related charges                           --       140,515        140,515             --        27,015         27,015
  Loss on impairment of long-lived asset                --        27,000         27,000             --            --             --
                                               -----------   -----------    -----------    -----------   -----------    -----------
    Total costs and expenses                       810,726       177,957        988,683        975,866        46,031      1,021,897
                                               -----------   -----------    -----------    -----------   -----------    -----------
Income from continuing operations                  314,652      (177,957)       136,695        429,780       (46,031)       383,749
Interest and other income                           24,647            --         24,647         24,749            --         24,749
Gains (losses) on marketable securities
  and other investments, net                            --        (9,266)        (9,266)            --        10,094         10,094
Gain on divestiture                                     --         8,308          8,308             --            --             --
                                               -----------   -----------    -----------    -----------   -----------    -----------
Income from continuing operations
  before income taxes                              339,299      (178,915)       160,384        454,529       (35,937)       418,592
Income tax provision                               111,969       (80,877)        31,092        149,995       (19,293)       130,702
                                               -----------   -----------    -----------    -----------   -----------    -----------
Income from continuing operations                  227,330       (98,038)       129,292        304,534       (16,644)       287,890
Discontinued operations, net of income taxes:
  Net income from Quicken Loans
    discontinued operations                             --        36,387         36,387             --            --             --
  Gain on disposal of Quicken Loans
    discontinued operations                             --            --             --             --         5,556          5,556
  Net income from Intuit KK
    discontinued operations                             --         6,243          6,243             --         3,267          3,267
  Gain on disposal of Intuit KK
    discontinued operations                             --            --             --             --        71,009         71,009
                                               -----------   -----------    -----------    -----------   -----------    -----------
Net income from discontinued operations                 --        42,630         42,630             --        79,832         79,832
                                               -----------   -----------    -----------    -----------   -----------    -----------
Net income                                     $   227,330   $   (55,408)   $   171,922    $   304,534   $    63,188    $   367,722
                                               ===========   ===========    ===========    ===========   ===========    ===========

Basic net income per share from
  continuing operations                        $      1.07                  $      0.61    $      1.48                  $      1.39
Basic net income per share from
  discontinued operations                               --                         0.20            --                          0.39
                                               -----------                  -----------    -----------                  -----------
Basic net income per share                     $      1.07                  $      0.81    $      1.48                  $      1.78
                                               ===========                  ===========    ===========                  ===========
Shares used in basic per share amounts             211,724                      211,724        206,452                      206,452
                                               ===========                  ===========    ===========                  ===========

Diluted net income per share from
  continuing operations                        $      1.04                  $      0.59    $      1.43                  $      1.35
Diluted net income per share from
  discontinued operations                               --                         0.20            --                          0.38
                                               -----------                  -----------    -----------                  -----------
Diluted net income per share                   $      1.04                  $      0.79    $      1.43                  $      1.73
                                               ===========                  ===========    ===========                  ===========
Shares used in diluted per share amounts           217,667                      217,667        212,446                      212,446
                                               ===========                  ===========    ===========                  ===========


THE PRO FORMA OR NON-GAAP FINANCIAL MEASURES ABOVE SHOULD NOT BE CONSIDERED AS A SUBSTITUTE FOR, OR SUPERIOR TO, MEASURES OF FINANCIAL PERFORMANCE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"). THESE PRO FORMA FINANCIAL MEASURES ARE NOT PREPARED IN ACCORDANCE WITH GAAP AND LIKELY ARE DIFFERENT FROM PRO FORMA FINANCIAL MEASURES USED BY OTHER COMPANIES. INTUIT'S MANAGEMENT BELIEVES THAT THESE PRO FORMA FINANCIAL MEASURES PROVIDE MEANINGFUL SUPPLEMENTAL INFORMATION REGARDING INTUIT'S CORE OPERATING RESULTS BECAUSE THEY EXCLUDE AMOUNTS THAT ARE NOT NECESSARILY RELATED TO INTUIT'S CORE OPERATING RESULTS. INTUIT'S MANAGEMENT REFERS TO THESE PRO FORMA FINANCIAL MEASURES IN ASSESSING THE PERFORMANCE OF INTUIT'S ONGOING OPERATIONS AND FOR PLANNING AND FORECASTING IN FUTURE PERIODS. THESE PRO FORMA FINANCIAL MEASURES ALSO FACILITATE MANAGEMENT'S INTERNAL COMPARISONS TO INTUIT'S HISTORICAL OPERATING RESULTS. IN ADDITION, INTUIT HAS HISTORICALLY REPORTED SIMILAR PRO FORMA FINANCIAL MEASURES AND BELIEVES THAT THE INCLUSION OF COMPARATIVE NUMBERS PROVIDES CONSISTENCY IN ITS FINANCIAL REPORTING. INTUIT COMPUTES PRO FORMA FINANCIAL MEASURES USING THE SAME CONSISTENT METHOD FROM QUARTER TO QUARTER AND YEAR TO YEAR. SEE NOTES II THROUGH V FOR DETAILS.

NOTES TO TABLES A1, B1 AND B2:

      i. There is a difference in the effective tax rate for each of these periods, primarily due to the net effect of non-deductible merger and divestiture related charges offset by the benefit received from tax-exempt interest income and various tax credits.

      ii. Tables B1 and B2 reconcile the differences between the pro forma or non-GAAP financial measures, which are not prepared in accordance with generally accepted accounting principles ("GAAP"), and the GAAP condensed consolidated statements of operations for the three and nine months ended April 30, 2002 and 2003. Pro forma operating income
           (loss) excludes certain cost and expense line items that are in the GAAP statement of operations. For example, for the line item "acquisition-related charges," the number in the GAAP column is subtracted out of the pro forma column in calculating pro forma operating income or loss. Eliminating cost or expense items increases pro forma results compared to GAAP results. Pro forma net income
           (loss) starts with pro forma operating income or loss and then excludes certain non-operating gains and losses that are in the GAAP statement of operations. For example, for the line item "gains (losses) on marketable securities and other investments, net" the number in the GAAP column is taken out of the pro forma column in calculating pro forma net income or loss. Eliminating loss line items increases pro forma results compared to GAAP results. Eliminating gain line items decreases pro forma results compared to GAAP results.

      iii. Acquisition-related charges include amortization of goodwill and intangible assets as well as impairment charges. For the three and nine months ended April 30, 2002, amortization of goodwill was $29.2 million and $93.4 million, amortization of intangible assets and deferred compensation was $8.3 million and $25.1 million, and there were $22.0 million in impairment charges. For the three and nine months ended April 30, 2003, there was no goodwill amortization due to the implementation of Statement of Financial Accounting Standards No. 142 on August 1, 2002. Amortization of intangible assets and deferred compensation during those periods was $8.4 million and $27.0 million, and there were no impairment charges.

      iv. On July 31, 2002, we sold our Quicken Loans mortgage business to Rock Acquisition Corporation. We accounted for the sale as discontinued operations and, accordingly, the operating results of Quicken Loans have been segregated from continuing operations on our statement of operations for the three and nine months ended April 30, 2002. Income taxes netted against net income from discontinued operations amounted to $5.6 million and $20.5 million for those periods. In the first quarter of fiscal 2003, we sold our residual minority equity interest in Rock and recorded a gain of $5.6 million.

      v. On February 7, 2003, we sold our wholly owned Japanese subsidiary, Intuit KK, to a private equity investment firm located in Japan for
           9.5 billion yen or approximately $79.0 million. Intuit KK became a long-lived asset held for sale and a discontinued operation during the second quarter of fiscal 2003 and, accordingly, its operating results have been segregated from continuing operations on our statement of operations for all periods presented. Income tax benefits included in net income from discontinued operations amounted to $0.2 million and $0.7 million for the three and nine months ended April 30, 2002. Income tax expense netted against net income from discontinued operations amounted to $2.4 million for the first six months of fiscal 2003. In the third quarter of fiscal 2003, there was no material income or loss from Intuit KK discontinued operations and we recorded a gain of $71.0 million on the sale, net of income taxes of $5.1 million.

                                     TABLE C
                                   INTUIT INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                        APRIL 30,    JULY 31,     APRIL 30,
                                                          2002         2002         2003
                                                       ----------   ----------   ----------
                     ASSETS
Current assets:
  Cash and cash equivalents                            $  106,351   $  414,748   $  450,279
  Short-term investments                                1,297,133      815,342    1,072,124
  Marketable securities                                    48,469       16,791           --
  Customer deposits                                       256,353      300,409      325,170
  Accounts receivable, net                                 62,079       51,999      119,475
  Deferred income taxes                                    82,572       67,799       63,941
  Income taxes receivable                                      --        2,187           --
  Prepaid expenses and other current assets                32,348       49,581       35,870
  Amounts due from discontinued operations entities       411,977      241,616           --
  Net current assets of discontinued operations           104,619           --           --
                                                       ----------   ----------   ----------
     Total current assets                               2,401,901    1,960,472    2,066,859
Property and equipment, net                               164,591      179,122      192,629
Goodwill, net                                             240,066      428,948      584,826
Purchased intangibles, net                                 70,706      125,474      134,868
Long-term deferred income taxes                           150,102      176,553      172,835
Loans to executive officers and other employees            13,545       21,270       19,901
Other assets                                               14,183       31,854       10,331
Net long-term assets of discontinued operations            14,535        4,312           --
                                                       ----------   ----------   ----------
Total assets                                           $3,069,629   $2,928,005   $3,182,249
                                                       ==========   ==========   ==========

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                     $   67,721   $   71,069   $   73,406
  Accrued compensation and related liabilities             79,299       87,426      115,753
  Payroll service obligations                             256,369      300,381      325,103
  Deferred revenue                                         86,350      147,120      129,185
  Income taxes payable                                    103,978           --      117,338
  Other current liabilities                               154,687       84,072      150,150
  Net current liabilities of discontinued operations           --        7,688           --
                                                       ----------   ----------   ----------
     Total current liabilities                            748,404      697,756      910,935
Long-term obligations                                      11,209       14,610       11,807
Stockholders' equity                                    2,310,016    2,215,639    2,259,507
                                                       ----------   ----------   ----------
Total liabilities and stockholders' equity             $3,069,629   $2,928,005   $3,182,249
                                                       ==========   ==========   ==========


Note: We present our balance sheet at April 30, 2002 for comparison to our balance sheet at April 30, 2003 due to the seasonality of our business. Balance sheets for all periods presented have been reclassified to reflect Intuit KK as discontinued operations.

                                     TABLE D
                                   INTUIT INC.
           RECONCILIATION OF GUIDANCE FOR PRO FORMA FINANCIAL MEASURES
           TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
                             (Dollars in thousands)
                                   (Unaudited)

                                          THREE MONTHS ENDING JULY 31, 2003
                            -----------------------------------------------------------------
                                  Pro Forma                                     GAAP
                              Range of Estimate                           Range of Estimate
                            ----------------------                     ----------------------
                               From         To        Adjustments         From         To
                            ---------    ---------    ----------       ---------    ---------

Revenue                     $ 240,000    $ 250,000    $       --       $ 240,000    $ 250,000
Operating loss                (35,000)     (30,000)      (11,000)(a)     (46,000)     (41,000)
Interest and other income       8,000       10,000            --           8,000       10,000
Diluted loss per share      $   (0.09)   $   (0.06)   $    (0.04)(b)   $   (0.13)   $   (0.10)
Shares                        204,000      207,000            --         204,000      207,000

                                           TWELVE MONTHS ENDING JULY 31, 2003
                             ------------------------------------------------------------------
                                    Pro Forma                                    GAAP
                                Range of Estimate                          Range of Estimate
                             -----------------------                    -----------------------
                                From          To       Adjustments         From          To
                             ----------   ----------   ----------       ----------   ----------
Revenue                      $1,646,000   $1,656,000   $       --       $1,646,000   $1,656,000
Operating income                395,000      400,000      (57,000)(c)      338,000      343,000
Interest and other income        33,000       35,000           --           33,000       35,000
Diluted earnings per share   $     1.36   $     1.39   $     0.25(d)    $     1.61   $     1.64
Shares                          210,000      211,000           --          210,000      211,000

                                           TWELVE MONTHS ENDING JULY 31, 2004
                             ------------------------------------------------------------------
                                    Pro Forma                                    GAAP
                                Range of Estimate                          Range of Estimate
                             -----------------------                    -----------------------
                                From          To       Adjustments         From          To
                             ----------   ----------   ----------       ----------   ----------
Revenue                      $1,850,000   $1,950,000   $       --       $1,850,000   $1,950,000
Operating income                480,000      510,000      (31,000)(e)      449,000      479,000
Interest and other income        20,000       25,000           --           20,000       25,000
Diluted earnings per share   $     1.57   $     1.67   $    (0.10)(f)   $     1.47   $     1.57
Shares                          210,000      215,000           --          210,000      215,000

(a) Pro forma guidance reflects estimated adjustments for amortization of purchased software of approximately $3.6 million and amortization of purchased intangible assets of approximately $7.4 million for the three months ending July 31, 2003.

(b) Net of income taxes, the pro forma adjustments in item (a) result in a $0.04 per diluted share adjustment for the three months ending July 31, 2003.

(c) Pro forma guidance reflects estimated adjustments for amortization of purchased software of approximately $13.7 million, charge for purchased research and development of approximately $8.9 million and amortization of purchased intangible assets of approximately $34.4 million for the twelve months ending July 31, 2003.

(d) Pro forma diluted earnings per share reflects the adjustments in item (c) net of income taxes and adjustments net of income taxes to exclude gains on marketable securities of approximately $10.1 million, income from discontinued operations of approximately $8.8 million and gain on disposal of Intuit KK discontinued operations of approximately $71.0 million. These adjustments result in a $0.25 per diluted share adjustment for the twelve months ending July 31, 2003.

(e) Pro forma guidance reflects estimated adjustments for amortization of purchased software of approximately $12.0 million and amortization of purchased intangible assets of approximately $19.0 million for the twelve months ending July 31, 2004.

(f) Net of income taxes, the pro forma adjustments in item (e) result in a $0.10 per diluted share adjustment for the twelve months ending July 31, 2004.

THE PRO FORMA OR NON-GAAP FINANCIAL MEASURES ABOVE SHOULD NOT BE CONSIDERED AS A SUBSTITUTE FOR, OR SUPERIOR TO, MEASURES OF FINANCIAL PERFORMANCE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"). THESE PRO FORMA FINANCIAL MEASURES ARE NOT PREPARED IN ACCORDANCE WITH GAAP AND LIKELY ARE DIFFERENT FROM PRO FORMA FINANCIAL MEASURES USED BY OTHER COMPANIES. INTUIT'S MANAGEMENT BELIEVES THAT THESE PRO FORMA FINANCIAL MEASURES PROVIDE MEANINGFUL SUPPLEMENTAL INFORMATION REGARDING INTUIT'S CORE OPERATING RESULTS BECAUSE THEY EXCLUDE AMOUNTS THAT ARE NOT NECESSARILY RELATED TO INTUIT'S CORE OPERATING RESULTS. INTUIT'S MANAGEMENT REFERS TO THESE PRO FORMA FINANCIAL MEASURES IN ASSESSING THE PERFORMANCE OF INTUIT'S ONGOING OPERATIONS AND FOR PLANNING AND FORECASTING IN FUTURE PERIODS. THESE PRO FORMA FINANCIAL MEASURES ALSO FACILITATE MANAGEMENT'S INTERNAL COMPARISONS TO INTUIT'S HISTORICAL OPERATING RESULTS. IN ADDITION, INTUIT HAS HISTORICALLY REPORTED SIMILAR PRO FORMA FINANCIAL MEASURES AND BELIEVES THAT THE INCLUSION OF COMPARATIVE NUMBERS PROVIDES CONSISTENCY IN ITS FINANCIAL REPORTING. INTUIT COMPUTES PRO FORMA FINANCIAL MEASURES USING THE SAME CONSISTENT METHOD FROM QUARTER TO QUARTER AND YEAR TO YEAR.

THE RECONCILIATIONS OF THE FORWARD-LOOKING PRO FORMA FINANCIAL MEASURES TO GAAP IN THIS TABLE D INCLUDE ALL INFORMATION REASONABLY AVAILABLE TO INTUIT AT THE DATE OF THIS PRESS RELEASE. THE ADJUSTMENTS IN THIS TABLE ARE THOSE THAT MANAGEMENT CAN PREDICT. INTUIT'S PRO FORMA FINANCIAL MEASURES EXCLUDE ACQUISITION-RELATED CHARGES, DISCONTINUED OPERATIONS AND GAINS AND LOSSES ON MARKETABLE SECURITIES. EVENTS THAT COULD CAUSE THE RECONCILIATION TO CHANGE INCLUDE ACQUISITIONS AND DIVESTITURES OF BUSINESSES, GOODWILL AND OTHER ASSET IMPAIRMENTS AND SALES OF MARKETABLE SECURITIES.

INTUIT FACTS ...                                                     Intuit Inc.
Investor Relations (650) 944-3560                                   NASDAQ: INTU

Corporate Metrics
(MILLIONS)

                              Q3 FY03         FY03 YTD
                              -------         --------
Capital expenditures           $15.6           $70.6
Depreciation                   $19.0           $55.1

                              Q3 FY03         Q3 FY02
                              -------         -------
Full time employees            6,827           5,211

                              Q3 FY03
                              -------
Common stock outstd.          205.2M

Financial Outlook(A)

                             (actual)   (actual)    (actual)     (GUIDANCE)        (GUIDANCE)       (GUIDANCE)      (actuals)
(MILLIONS)                   Q1 FY03    Q2 FY03     Q3 FY03        Q4 FY03            FY03             FY04           FY02
                             -------    -------     -------      ----------        ----------       ----------       --------

QuickBooks                    $38.1      $93.5        $55.2          $53 - $58
Small Business Services      $100.8     $120.7       $114.7        $112 - $120
TurboTax                       $6.1      $95.3       $313.1            $5 - $8
Prof. Accounting Solutions     $7.3     $151.2        $81.2            $6 - $8
Business Verticals            $18.8      $24.0        $25.7          $24 - $28
All Other                     $41.8      $73.4        $44.8          $30 - $33
                             ------     ------      -------
Total Revenue                $212.9     $558.1       $634.7        $240 - $250   $1,646 - $1,656  $1,850 - $1,950    $1,312.2
% of change YOY                 34%        17%          29%           28 - 34%        25% - 26%       12% - 18%         20%

Operating Income(B)          $(75.2)    $184.4       $320.6      $(35) - $(30)      $395 - $400      $480 - $510      $273.5
% of change YOY                 N/A        12%          47%                N/A        44% - 46%        21% - 28%         51%

Interest & Other Income        $8.8       $7.8         $8.2           $8 - $10        $33 - $35          $20-$25       $27.3
% of change YOY                (11%)        2%          14%        204% - 280%        21% - 28%      (41%)-(26%)       (53%)

EPS(B)                       $(0.21)     $0.61        $1.05  $(0.09) - $(0.06)    $1.36 - $1.39    $1.57 - $1.67       $0.92
% of change YOY                 N/A        15%          52%                N/A        48% - 51%        14% - 21%         26%

Shares                        208.0      212.5        210.4          204 - 207        210 - 211        210 - 215       217.8

Tax Rate                        33%        33%          33%                33%              33%              34%         33%

Business Metrics

QUICKBOOKS
----------
QuickBooks retail unit share YTD: 78%(C)
QuickBooks retail dollar share YTD: 87%(C)
QuickBooks units sold Q3: 321K(D)
High end units sold Q3: 35K(E)
IDN applications at the end of Q3: 255

SMALL BUSINESS SERVICES
-----------------------
Payroll Cust. @         Q3 FY02         Q3 FY03
---------------         -------         -------
DIY (Basic)               661K            711K
Outsourced                48K             66K

TAX
---
TurboTax retail unit share YTD: 70.6%(C)
TurboTax retail dollar share YTD: 79.2%(C)
TurboTax desktop units YTD Q3: 6.1M, up 12% YOY(D)
TurboTax Fed web units paid YTD Q3: 2.4M, up 12% YOY
TurboTax Fed web units unpaid YTD Q3: 1.2M, up 17% YOY
Professional Accounting Tax customers: 96.7K
Efile returns: 20.5M, up 19% YOY

Segment Composition

SMALL BUSINESS SERVICES INCLUDES:
---------------------------------
QuickBooks Support Services
Financial Supplies Group
Information Technology Solutions
Intuit Developer Network (IDN)
Payroll

VERTICALS INCLUDES:
-------------------
Intuit Construction Business Solutions
Intuit Public Sector Solutions
Intuit MRI Real Estate Solutions
Intuit Eclipse Distribution Management Solutions


(A) This contains forward looking information that is subject to risks and uncertainties. Actual results may differ materially due to the factors included in Intuit's May 14, 2003 earnings press release and SEC filings and at www.intuit.com/company/investors/considerations.html.

(B) These are Pro forma, or Non-GAAP, financial measures. They exclude acquisition related costs, pre-tax gains and losses related to marketable securities and other investments, and other similar items. See Tables B1, B2 and D of accompanying press release. FY02 adjusted for sale of Quicken Loans and Intuit KK.

(C) Source: QuickBooks - NPD Group NPD Techworld Weekly Retail Software Report FY YTD thru week of 4/13/03 based on Intuit's categorization of accounting. Tax (Federal) - NPD Group NPD Techworld Monthly Retail Software Report 11/02-3/03 plus NPD Weekly Retail Software Report for weeks beginning 4/6/03-4/16/03 with adjustments for major accounts not included in the two weeks of weekly report data.

(D) End-user purchases -- or products customers have bought and paid for at both retail and direct.

(E) Includes Premier and above based on end user purchases -- or products customers have bought and paid for at both retail and direct.